EXHIBIT 16.2



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4.01 in the Form 8-K dated February 16, 2007 of TNR Technical Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contain therein.


                                              Yours truly,



                                              Cross, Fernandez & Riley, LLP